                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                             (Amendment No.     )


Filed by Registrant  [X]
Filed by a Party other than the Registrant  [_]


Check the appropriate box:


[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
       6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S) 240.14a-12

                              Mycogen Corporation
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -------------------------------------------------------------------

     (5) Total fee paid:

         -------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                              MYCOGEN CORPORATION
                              5501 Oberlin Drive
                       San Diego, California 92121-1718

                                ______________


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 8, 1998

                                ______________



  To the Stockholders of  MYCOGEN CORPORATION:

  The annual meeting of stockholders of Mycogen Corporation (the "Company") will be held at the headquarters of Mycogen Corporation, 5501 Oberlin Drive, San Diego, California 92121-1718 on Thursday, January 8, 1998, at 10:00 a.m. (the "Annual Meeting") for the following purposes:


   1. To elect the Board of Directors to serve until the Company's next annual meeting and until their successors are elected and qualified;

   2. To approve the amendment to the Company's Articles of Incorporation to increase the total authorized number of shares from 45,000,000 to 55,000,000;

   3. To approve an amendment to the Company's 1992 Stock Option Plan (i) to reduce the number of shares subject to the automatic grant of non-statutory stock options upon the appointment or initial election of a Director, who is not a current or prior employee of the Company, from 20,000 shares to 7,500 shares of common stock and (ii) to provide that, upon re-election, all non-employee Directors (including officers and employees of DowElanco) will automatically receive a grant of a non-statutory stock option to purchase 7,500 shares of common stock;

   4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending August 31, 1998; and

   5. To transact such other business as may properly come before the meeting or any adjournment thereof.


  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Any stockholders of record at the close of business on November 19, 1997, will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. If you do not plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the envelope provided to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting. Your shares can not be voted unless you sign and return a proxy or vote by ballot at the Annual Meeting.

  We look forward to seeing you at the Annual Meeting.


                              By Order of the Board of Directors




                              /s/ Michael W. Sund


                              Michael W. Sund, as Secretary


  San Diego, California
  November 24, 1997

                              MYCOGEN CORPORATION
                              5501 Oberlin Drive
                       San Diego, California 92121-1718

                            _______________________


                                PROXY STATEMENT

                            _______________________

                     For the Annual Meeting of Stockholders
                                  to Be Held
                                January 8, 1998


                                    GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Mycogen Corporation, a California corporation (the "Company" or "Mycogen"), for use at the Annual Meeting of stockholders to be held on January 8, 1998 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the headquarters of Mycogen, 5501 Oberlin Drive, San Diego, California 92121-1718. Stockholders of record on November 19, 1997, will be entitled to notice of and to vote at the Annual Meeting. This proxy statement (the "Proxy Statement") and accompanying proxy (the "Proxy") will be mailed to stockholders on or about December 10, 1997.


Voting

  On November 19, 1997, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 31,449,506 shares of the Company's common stock ("Common Stock") outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder except that the election of directors will be conducted pursuant to cumulative voting. Under cumulative voting, each share of Common Stock is entitled to one vote multiplied by the number of directors to be elected, and that number of votes may be cast for one director or may be distributed among any number of directors as designated by the stockholder or his or her proxy. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. In the election of the Company's Board of Directors, the six candidates receiving the highest number of affirmative votes will be elected. Proposal 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock for approval. Proposals 3 and 4 require (i) the affirmative vote of a majority of the shares present and entitled to vote and (ii) the affirmative vote of a majority of the required quorum for approval. Thus, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, do not constitute a majority of the required quorum.


Revocability of Proxies

  Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 5501 Oberlin Drive, San Diego, California 92121-1718, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.


Solicitation

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.


Fiscal Year

  All references herein to a particular year refer to the Company's fiscal year which ends or ended August 31 of the year indicated.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS


  The persons named below are nominees for director of the Company ("Director") to serve until the Company's next annual meeting of stockholders and until their successors have been elected and qualified. The Company's bylaws provide that the authorized number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The authorized number of Directors is currently between five and nine. The Board of Directors has selected six nominees, all of whom are currently Directors, except Mr. Eibl, who is being nominated for election by the stockholders for the first time. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. It is the intention of the Board to fill all nine Director positions authorized by the Company's bylaws by electing three additional Directors as soon as practicable. New Director candidates will be recruited from the food, agricultural and financial industries to complement the knowledge base of the nominees currently standing for election. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The six candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company.


Nominees

  The following table sets forth information regarding the nominees for the Board of Directors:




                                                           Year First Elected
Name                       Positions and Offices Held           Director
------------------------------------------------------------------------------
Carlton J. Eibl               President                          --

Perry J. Gehring, Ph.D.       Director                          1996

Nickolas D. Hein              Chairman of the Board, Director   1997

Louis W. Pribila, Esq.        Director                          1996

William C. Schmidt            Director                          1996

G. William Tolbert            Director                          1996
------------------------------------------------------------------------------


Business Experience of Directors

  Mr. Eibl, 37, is being nominated for election to the Board of Directors for the first time. Mr. Eibl joined the Company in December of 1992 and currently serves as President of the Company and is responsible for overseeing the Company's strategic development, operations and resources. From December, 1992, to September, 1995, Mr. Eibl served as Executive Vice President of the Company. Prior to joining the Company, Mr. Eibl was employed as a corporate attorney with the law firms of Brobeck, Phleger & Harrison in San Diego (1989-1992) and Paul, Weiss, Rifkind, Wharton & Garrison in New York (1985-1989).

  Dr. Gehring, 61, has served as a Director since February, 1996. Dr. Gehring is Vice President - Research and Development for DowElanco LLC ("DowElanco"), a subsidiary of The Dow Chemical Company, and has served in that position since 1989. DowElanco's name will change effective January 1, 1998, to Dow AgroSciences LLC. Dr. Gehring is also Vice President - Research and Development for DowElanco B.V. Prior to working at DowElanco, Dr. Gehring held various positions at The Dow Chemical Company including Vice President of Global Agricultural Products Research and Development (1981-1989).

  Mr. Hein, 52, has served as a Director since March, 1997, and Chairman of the Board since May, 1997. Mr. Hein is Vice President - Biotechnology and Global Growth for DowElanco, and previously served as DowElanco's Vice President Global (1990-1997) and Commercial Director - Ag. Products - North America (1989-1990). Prior to working for DowElanco, Mr. Hein held various positions at The Dow Chemical Company including Director -

Sales and Marketing North America Ag. Products (1987-1989) and Director - Government & Public Affairs - Ag. Products Department (1985-1987). Mr. Hein is Vice President of DowElanco B.V.

  Mr. Pribila, 59, has served as a Director since December, 1996. Mr. Pribila is Vice President, Secretary and General Counsel of DowElanco. Prior to serving in his current position at DowElanco, Mr. Pribila served as Assistant General Counsel of The Dow Chemical Company (1989-1995), General Counsel and Secretary of Dow Chemical Pacific (1984 - 1989) and General Counsel - Dowell Division (1978-1984). Mr. Pribila is also Vice President, Secretary and General Counsel of DowElanco B.V. and the Secretary and a director of Dintec Agrichemicals, a privately held company.

  Mr. Schmidt, 59, has served as a Director since June, 1996. Mr. Schmidt is Vice President and Chief Financial Officer of DowElanco. Mr. Schmidt is also President of DowElanco (Barbados) Limited, Vice President and Chief Financial Officer of DowElanco B.V. and Treasurer of DowElanco China Ltd. and DowElanco International Ltd. Prior to working for DowElanco, Mr. Schmidt held various positions at The Dow Chemical Company including Assistant Controller (1986-1989) and Controller for Dow U.S.A. (1978-1986). Mr. Schmidt is a director of DowElanco B.V., DowElanco International Ltd., DERe Insurance Company, Dintec Agroquimica and Dintec Agrichemicals, all of which are privately held companies.

  Mr. Tolbert, 46, has served as a Director since February, 1996. Mr. Tolbert is Director of Global Business Development for DowElanco. Prior to joining DowElanco, Mr. Tolbert held various positions at Eli Lilly and Company including Global Director of Elanco Ag Chem Business Planning, Licensing and Acquisition (1986-1989); Global Manager of Agricultural Licensing and Acquisition in Elanco Products Company (1984-1986); Manager of Professional Recruitment (1983-1984) and Manager of Strategic Planning for Elanco Products (1981-1983).


Board Meetings and Committees

  The Board of Directors of the Company held a total of nine meetings during the fiscal year ended August 31, 1997. In the past fiscal year, one Director, John
L. Hagaman, resigned from the Board and was replaced by Mr. Hein. Four current Directors, Thomas J. Cable; Jerry D. Caulder, Ph.D.; David H. Rammler, Ph.D. and
W. Wayne Withers, Esq. are not seeking re-election to the Board. The Board of Directors has an Audit Committee, a Compensation Committee and a Technology Committee. The Company does not have a Nominating Committee or a committee that performs the functions of a Nominating Committee. The Audit Committee was established in 1987 and is primarily responsible for reviewing the financial reporting process and the Company's internal accounting controls, and approving the services performed by, and the independence of, the Company's auditors. The Audit Committee currently consists of Messrs. Cable, Pribila and Schmidt. The Audit Committee held two meetings during the fiscal year ended August 31, 1997. The Compensation Committee was established in 1985 and is responsible for determining the Company's executive compensation policy. The Compensation Committee currently consists of Messrs. Hein, Pribila and Withers. The Compensation Committee held a total of six meetings during the fiscal year ended August 31, 1997. The Technology Committee was established in 1997 and is responsible for establishing the Company's research and development priorities. The Technology Committee currently consists of Drs. Gehring and Rammler and Mr. Tolbert. The Technology Committee held one meeting during the fiscal year ended August 31, 1997.

  All incumbent nominees for the Board of Directors attended 75% or more of the aggregate meetings of the Board of Directors and the Board Committees on which they served in 1997.


Director Compensation

  Current members of the Board of Directors are each eligible to receive an annual retainer fee of $16,000, plus reimbursement of all out-of-pocket costs incurred in connection with their attendance at Board of Directors, Audit Committee, Compensation Committee or Technology Committee meetings. Dr. Gehring and Messrs. Hein, Pribila, Schmidt and Tolbert, have each waived their right to receive the annual retainer fee. Under the Company's current 1992 Stock Option Plan (as amended, the "Stock Option Plan"), each Director, who is not an officer of DowElanco or an employee of the Company, will automatically receive an option grant for 7,500 shares of Common Stock on the date of each annual stockholders' meeting at which such Director is re-elected to the Board. For Directors who are officers of DowElanco, the number of shares of Common Stock granted on the date of each annual stockholders' meeting at which such DowElanco officer is re-elected to the Board is currently 5,000 shares. Accordingly, on December 12, 1996, the date of the 1996 Annual Stockholders' Meeting, (i) Messrs. Cable and Withers and Dr. Rammler each received an automatic option grant for 7,500 shares with an exercise price of $22.875 per share; (ii) Dr. Gehring and Messrs. Hagaman, Pribila, Schmidt and Tolbert each received an automatic option grant for 5,000 shares with an exercise price of $22.875 per share and (iii) Dr. Caulder, as an employee of the Company at that time, did not receive an automatic option grant.

  Currently, each individual who first becomes a Director, and is not a current or prior employee of the Company, whether through election by the stockholders or appointment by the Board of Directors, will automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 20,000 shares of Common Stock. Each automatic grant will have an exercise price per share equal to the fair market value of the Common Stock on the grant date. Accordingly, (i) on December 6, 1996, the date the Board elected Mr. Pribila a Director, he received an automatic grant of 20,000 shares with an exercise price of $19.00 and (ii) on March 27, 1997, the date the Board elected Mr. Hein a Director, he received 13,333 shares with an exercise price of $24.75 per share. Mr. Hein elected to receive only a portion of the 20,000 shares since he replaced Mr. Hagaman, also an officer of DowElanco, prior to the full vesting of Mr. Hagaman's automatic grant of 20,000 shares. At the time Mr. Hein replaced Mr. Hagaman, only 6,667 shares of the automatic grant had vested and thus, Mr. Hein received 13,333 shares, or the difference between the automatic grant of 20,000 shares and the vested shares. Any stock options granted to Dr. Gehring and Messrs. Hein, Pribila, Schmidt and Tolbert will be received for the benefit of DowElanco.

  The options granted to the Directors will become exercisable over the optionee's period of service on the Board of Directors in three equal annual installments, beginning one year after the grant date. However, the option will immediately become exercisable for all of the option shares should the Company be acquired by merger or asset sale or through a hostile take-over effected through a tender offer for more than 50% of the outstanding Common Stock or a proxy contest for Board membership. The option will have a maximum term of ten years measured from the grant date, subject to earlier termination upon the optionee's cessation of service on the Board of Directors. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding Common Stock, members of the Board, who are not current or prior employees of the Company, will have a 30-day period in which to surrender each of his or her automatic option grants to the Company for a cash distribution based upon the tender offer price of the shares of Common Stock subject to each surrendered option.


Recommendation of the Board of Directors

  The Board of Directors recommends a vote FOR the nominees listed herein.

                                 PROPOSAL NO. 2

             APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF
                INCORPORATION TO INCREASE THE AUTHORIZED NUMBER
                                   OF SHARES



  On November 12, 1997, the Board of Directors approved an amendment to the Company's Articles of Incorporation to increase the total number of the Company's authorized shares from the current 45,000,000 shares to 55,000,000 shares, of which 50,000,000 shares shall be Common Stock, par value $0.001 per share and 5,000,000 shall be Preferred Stock. This amendment is being presented to the stockholders for their approval.

  At November 12, 1997, 31,447,506 shares of Common Stock were issued and outstanding, and the Company had reserved an additional 1,048,378 shares of Common Stock for issuance under its various benefit plans. Upon approval of this proposed amendment, the Company would have approximately 18.5 million shares of Common Stock authorized but not outstanding.

  The additional shares to be authorized pursuant to this Proposal No. 2 may be used by the Company in connection with new equity financings, acquisition of businesses and other corporate purposes. The Company has been looking for opportunities for business combinations and has held discussions with other companies concerning business combinations from time to time. At this time, no definitive agreements have been reached for any such combination. The existence of additional authorized shares would increase the number of shares of Common Stock the Board of Directors could issue under certain circumstances without further stockholder action. The Board of Directors considers it appropriate for the Company to have additional authorized shares available for issuance without stockholder action to permit the Company to respond rapidly to potential business opportunities and to give the Company added flexibility. Separate stockholder approval of the issuance of shares of the Common Stock authorized pursuant to this Proposal No. 2 would be obtained in the event that the federal securities laws, the Schedules to the Bylaws of the National Association of Securities Dealers, Inc. or any state laws require such authorization.

  If the proposed amendment is approved, the second and third sentences of Section (A) of Article IV of the Company's Articles of Incorporation will read as follows:

       The total number of shares which this Corporation is authorized to issue is fifty-five million (55,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock.


  The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for the approval of the amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock.


Recommendation of the Board of Directors

  The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock.

                                 PROPOSAL NO. 3

                          APPROVAL OF AN AMENDMENT TO
                      THE COMPANY'S 1992 STOCK OPTION PLAN


  In November 1997, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Stock Option Plan to effect the following changes: (i) to reduce the number of shares subject to the automatic grant of non-statutory stock options upon the appointment or initial election of a Director, who is not a current or prior employee of the Company, from 20,000 shares to 7,500 shares of common stock and (ii) to provide that, upon re-election, all non-employee Directors (including officers and employees of DowElanco) will automatically receive a grant of a non-statutory stock option to purchase 7,500 shares of Common Stock.

  As of September 30, 1997, options covering an aggregate of 4,474,066 shares of Common Stock were outstanding, 2,226,285 shares of Common Stock had been issued under the Stock Option Plan and 866,368 shares of Common Stock remained available for option grant.


Plan Structure

  The Stock Option Plan is divided into two separate components: the Discretionary Grant Program and the Automatic Grant Program. Under the Discretionary Grant Program, options may be issued to key employees (including officers), non-employee Board members, consultants and other independent contractors of the Company or its subsidiaries (which shall include corporate subsidiaries or entities owned 50% or more by the Company) who contribute to the management, growth and financial success of the Company or its subsidiaries. Under the Automatic Grant Program, a special one-time option grant will be made to each individual who first joins the Board of Directors as a non-employee Director on or after the effective date of the Stock Option Plan and subsequent annual automatic option grants will be made to each individual who continues to serve as a non-employee Director of the Company.

  As of September 30, 1997, seven executive officers and approximately 900 other employees were eligible to participate in the Discretionary Grant Program. As of September 30, 1997, nine Board members were eligible to participate in the Automatic Grant Program, however, only five of the eligible Board members are being considered for re-election.

  Effective retroactive to January 1, 1996, no one participant in the Stock Option Plan may receive stock option grants and separately exercisable stock appreciation rights for more than 200,000 shares of Common Stock in the aggregate per calendar year.


Plan Administration

  The Discretionary Grant Program is administered by the Compensation Committee. The Compensation Committee has the sole and exclusive authority, subject to the provisions of the Stock Option Plan, to determine the eligible individuals who are to receive options under the Discretionary Grant Program, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Compensation Committee also has the authority to determine whether the granted option is to be an incentive stock option ("Incentive Option") under the Federal tax laws and to establish rules and regulations for proper plan administration.


Issuable Shares

  The aggregate number of shares available for issuance over the term of the Stock Option Plan may not exceed 7,566,719 shares of Common Stock, subject to adjustment from time to time in the event of certain changes to the Company's capital structure. The authorized share reserve includes (i) the aggregate number of shares currently available for issuance under the Stock Option Plan, including the shares subject to outstanding options, plus (ii) the proposed additional increase of 2,000,000 shares of Common Stock. As of September 30, 1997, 2,226,285 shares have been issued under the Stock Option Plan.

  Should any option under the Stock Option Plan expire or terminate prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent option grants. Shares subject to any option surrendered in accordance with the option surrender provisions of the Stock Option Plan will reduce on a share-for share basis, the number of shares available for subsequent option grants. Unvested shares repurchased by the Company at the original option price paid per share pursuant to its repurchase rights under the Stock Option Plan will be added back to share reserve and will accordingly be available for future option grants.


Option Price and Exercisability

  The exercise price of options issued under the Discretionary Grant Program may not be less than 85% of the fair market value of the Common Stock on the grant date, and the maximum period during which any option may remain outstanding may not exceed 10 years.

  Options issued under the Discretionary Grant Program may either be immediately exercisable for the full number of shares purchasable thereunder or may become exercisable in cumulative increments over a period of months or years as determined by the Compensation Committee.

  The option price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Outstanding options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares, plus all applicable withholding taxes.

  The Compensation Committee may also assist any optionee (including an officer) in the exercise of outstanding options under the Discretionary Grant Program by authorizing a loan from the Company or permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Compensation Committee in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate option price payable for the purchased shares, plus any Federal, State or local income taxes or Federal employment taxes incurred by the optionee in connection with the option exercise.


Valuation

  For purposes of establishing the option price and for all other valuation purposes under the Stock Option Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date, as reported on the Nasdaq National Market System ("NMS"). If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of fair market value. On September 30, 1997, the fair market value per share of Common Stock was $23.50 on the basis of the closing selling price on that date.


Stockholder Rights and Assignability of Options

  No optionee is to have any stockholder rights with respect to the option shares until such individual has exercised the option, paid the option price and been issued a stock certificate for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance, and, during the optionee's lifetime, the option may be exercised only by the optionee.


Repurchase Rights

  Any unvested shares of Common Stock issued under the Stock Option Plan will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in such shares. The Compensation Committee will have complete discretion in establishing the vesting schedule for any such unvested shares and will have full authority to cancel the Company's outstanding repurchase rights with respect to one or more unvested shares held by the optionee and may exercise this discretion at any time, whether before or after the optionee's service actually ceases.

Acceleration of Options

  Corporate Transaction

  In the event of any of the following stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):


     (i) a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the State of the Company's incorporation);


     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; or

     (iii) a reverse merger in which the Company is the surviving entity but in which the holders of securities possessing more than 50% of the combined voting power of the Company's outstanding securities (as determined immediately prior to such merger) transfer their ownership of those securities to person or persons not otherwise part of the transferor group, each outstanding option under the Discretionary Grant Program will automatically become exercisable for all of the option shares and may be exercised for all or any portion of such fully-vested shares. However, an outstanding option under the Discretionary Grant Program will not be so accelerated if and to the extent:
(i) such option is either to be assumed by the successor corporation (or its parent corporation) in such Corporate Transaction or is otherwise to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation, (ii) such option is to be replaced by a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for pay-out in accordance with the same vesting schedule in effect for the option or (iii) the acceleration of such option is subject to other limitations imposed by the Compensation Committee at the time of grant. The Compensation Committee will, however, have full power and authority to grant options under the Discretionary Grant Program, which are to automatically accelerate in whole or in part immediately prior to the Corporate Transaction, whether or not those options are otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction.

  The Company's outstanding repurchase rights under the Stock Option Plan will also terminate, and the shares subject to such terminated rights will become fully vested, upon the Corporate Transaction, except to the extent (i) one or more of such repurchase rights are expressly assigned to the successor corporation (or its parent company) or (ii) such termination and accelerated vesting are precluded by other limitations imposed by the Compensation Committee at the time the repurchase rights are issued.

  Upon the consummation of the Corporate Transaction, all outstanding options under the Stock Option Plan will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

  Change in Control

  The Compensation Committee will have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more options under the Discretionary Option Grant Program so that each such option may, immediately prior to a Change in Control, be exercised for any or all of the shares of Common Stock at the time subject to such option. The Compensation Committee will have complete discretion in establishing the specific terms and conditions upon which one or more outstanding options are to accelerate in connection with the Change in Control or upon which any of the Company's outstanding repurchase rights under the Stock Option Plan are to terminate. Accordingly, the Compensation Committee may in its discretion condition such accelerated vesting (and the termination of any outstanding repurchase rights) upon the termination of the optionee's service within a specified period following the Change in Control.

  A Change in Control will be deemed to occur under the Stock Option Plan in the event:


     (i) any person or related group of persons (other than the Company or any affiliate) acquires beneficial ownership of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board of Directors does not recommend such stockholders to accept; or

     (ii) there is a change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members ceases by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either
            (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the members of the Board described in clause (A) who were still in office at the time such election or nomination was approved by the Board.


  The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company. The acceleration of options also could have the effect of discouraging a Change in Control of the Company and in management, even though such Changes in Control could be favored by a majority of stockholders.


Stock Appreciation Rights

  At the Compensation Committee's discretion, options may be granted with stock appreciation rights. Two types of stock appreciation rights are authorized for issuance under the Stock Option Plan: (i) tandem rights which require the option holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for an appreciation distribution from the Company and (ii) limited rights which will become exercisable upon the occurrence of a Hostile Take-Over (as defined below).

  Tandem stock appreciation rights provide the holders with the right to receive an appreciation distribution from the Company equal in amount to the excess of
(i) the fair market value (on the date such right is exercised) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the Compensation Committee's discretion, be made in shares of Common Stock valued at fair market value on the exercise date, in cash or in a combination of cash and Common Stock.

  One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, at the Compensation Committee's discretion, be granted limited stock appreciation rights as part of any stock option grants made to such officers under the Stock Option Plan. Any option with such a limited stock appreciation right may, at the officer's election, be surrendered to the Company upon the occurrence of a Hostile Take-Over, to the extent the option is at such time exercisable for vested shares (including any shares which vest in connection with such Hostile Take-Over). In return, the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (as defined below) of the vested shares of Common Stock at the time subject to the surrendered option (or the surrendered portion) over (ii) the aggregate exercise price payable for such shares. The balance of the option (if any) will continue to remain outstanding and exercisable in accordance with the agreement evidencing such grant.

  For purposes of such limited stock appreciation right, the following definitions will be in effect under the Stock Option Plan:


       Hostile Take-Over: the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board of Directors does not recommend such stockholders to accept.

       Take-Over Price: the greater of (A) the fair market value of the shares subject to the surrendered option, measured on the option surrender date in accordance with the valuation provisions of the Stock Option Plan described above, or (B) the highest reported price per share paid by the acquiring entity in effecting the Hostile Take-Over.

Termination of Service

  Outstanding options under the Discretionary Grant Program will terminate, with respect to any shares for which such options are exercisable at the time of the optionee's cessation of service with the Company, within a specified period (generally not in excess of 12 months) following such cessation of service, unless the Compensation Committee determines that such exercise period should be further extended for one or more additional months or years. Under no circumstances, however, may any such option remain exercisable after the specified expiration date of the option term. To the extent the option is not exercisable for one or more shares at the time of the optionee's cessation of service, the option will immediately terminate and cease to be outstanding with respect to those shares.

  Should the optionee die while holding one or more exercisable options, then those options may subsequently be exercised by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance. Should the optionee's service be terminated for misconduct, all outstanding options held by the optionee will be terminated immediately and cease to be outstanding.

  During the applicable exercise period following the optionee's cessation of service, the option may not be exercised for more than the number of option shares for which the option is exercisable at the time of such cessation of service. However, the Compensation Committee will have the discretionary authority to accelerate in whole or in part the vesting of any outstanding options held by the optionee and may exercise this discretion at any time while the option remains outstanding.

  For purposes of the Stock Option Plan, the optionee will be deemed to be in the service of the Company for so long as such individual renders periodic services to the Company or any subsidiary, whether as an employee, Board member or independent consultant.


Cancellation and New Grant of Options

  The Compensation Committee has the authority to effect the cancellation of outstanding options under the Discretionary Grant Program and to grant replacement options covering the same or different numbers of shares of Common Stock but having an option price per share not less than 85% of the fair market value of the Common Stock on the new grant date.


Special Tax Withholding Election

  The Compensation Committee may, in its discretion and upon such terms and conditions as it may deem appropriate, provide one or more option holders under the Discretionary Grant Program with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of their options, a portion of such shares with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the option holder) of the Federal, State and local income tax liability and Federal employment tax liability incurred by such option holder in connection with the exercise of such option. Any election so made will be subject to the approval of the Compensation Committee, and no shares will actually be withheld in satisfaction of such taxes except to the extent approved by the Compensation Committee. One or more option holders may also be granted the alternative right, subject to Compensation Committee approval, to deliver previously-issued shares of Common Stock in satisfaction of such tax liability.


Automatic Grant Program

  Under the Automatic Grant Program, each individual who first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 7,500 shares of Common Stock, provided such individual has not otherwise been in the prior employ of the Company. In addition, on the date of each Annual Stockholders' Meeting, each individual re-elected to serve as a non-employee member of the Board will automatically be granted a stock option to purchase 7,500 shares of Common Stock. There will be no limit on the number of such 7,500-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously served in the Company's employ will be fully eligible for one or more annual option grants.

  Each such option grant will be subject to the following terms and conditions:

     (i) The option price per share will be equal to 100% of the fair market value per share of Common Stock on the grant date;


     (ii) Each option is to have a maximum term of ten years measured from the grant date;

     (iii) Each automatic grant will become exercisable in a series of three equal annual installments over the optionee's period of service on the Board, with the first such installment to become exercisable one year after the automatic grant date;

     (iv) The option will remain exercisable for a six-month period following the optionee's cessation of Board service for any reason other than death. Should the optionee die while holding the automatic grant, then such option will remain exercisable for a twelve month period following such optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service. To the extent the option is not exercisable for one or more option shares at the time of the optionee's cessation of service on the Board, the option will immediately terminate and cease to be outstanding with respect to those shares;

     (v) The option will become immediately exercisable for all of the shares at the time subject to such option in the event of a Corporate Transaction. Upon the consummation of the Corporate Transaction, each automatic option grant will terminate and cease to be outstanding, except to the extent assumed by the successor entity;

     (vi) The option will become immediately exercisable for all of the shares at the time subject to such option in the event of a Change in Control. Except as otherwise provided in paragraph (vii) below, the accelerated option will continue to remain outstanding until the expiration or sooner termination of the option term;

     (vii) Upon the occurrence of a Hostile Take-Over, the non-employee Board member will have a thirty-day period in which he or she may elect to surrender the automatic option grant to the Company. In return for the surrendered option, the non-employee Board member will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares; and

     (viii) The remaining terms and conditions of the option will in general conform to the terms described above for option grants made under the Discretionary Grant Program and will be incorporated into the option agreement evidencing the automatic grant.


Changes in Capitalization

  In the event any change is made to the Common Stock issuable under the Stock Option Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Stock Option Plan, (ii) the maximum number of shares for which any one participant may be granted stock options and separately exercisable stock appreciation rights per calendar year, (iii) the number and/or class of securities and price per share in effect under each outstanding option (including all discretionary and automatic option grants under the Stock Option
Plan) and (iv) the number and/or class of securities per non-employee member of the Board of Directors for which the special option grants will subsequently be made under the Automatic Grant Program.

  Each outstanding option which is assumed or is otherwise to continue in effect after a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in connection with such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to number and class of securities available for issuance under the Stock Option Plan.

  Option grants under the Stock Option Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


Amendment and Termination of the Stock Option Plan

  The Board of Directors may amend or modify the Stock Option Plan in any or all respects whatsoever, subject, however, to any required stockholder approval under applicable law or regulation. No such amendment, however, may adversely affect the rights of outstanding option holders without their consent.

  The Board may terminate the Stock Option Plan at any time, and the Stock Option Plan will in all events terminate no later than December 31, 2002. Any options outstanding at the time of such plan termination will continue to remain outstanding and exercisable in accordance with the terms and provisions of the instruments evidencing those grants. The Stock Option Plan will, however, automatically terminate on the date all shares available for issuance under the Stock Option Plan are issued or canceled pursuant to the exercise, surrender or cash-out of outstanding options under the Stock Option Plan.


Federal Tax Consequences

  Options granted under the Stock Option Plan may be either Incentive Options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which do not meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

  Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to sale or disposition, then a disqualifying disposition of the purchased shares will result.

  Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the option price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be capital gain.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the option price paid for such shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

  Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the option price paid for such shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option, if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

       (a) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original option price in the event the optionee should terminate service prior to vesting in the shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to those shares over (ii) the option price paid for such shares.

       (b) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (ii) the option price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

  The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which ordinary income is recognized by the optionee in connection with the acquisition of the option shares.

  Surrender Rights. An optionee who surrenders an outstanding option for a cash or stock distribution from the Company will recognize ordinary income in the year of surrender equal to the amount of the appreciation distribution. The Company will be entitled to a corresponding business expense deduction for such appreciation distribution. The deduction will be allowed in the taxable year of the Company in which the ordinary income is recognized by the optionee.

  Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with an exercise price equal to the fair market value of the option shares at the time of grant will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).


Accounting Treatment

  The grant of options with an exercise price less than the fair market value of the option shares on the grant date will result in a compensation expense equal to the discount at the time of grant, and the Company will have to amortize that expense against the Company's reported earnings over the vesting period in effect for the option shares. Option grants with an exercise price equal to the fair market value of the option shares at the time of grant will generally not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options is a factor in determining the Company's earnings per share.

  Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to the Company's earnings.

Outstanding Grants

  For each of the executive officers named in the Summary Compensation Table and the various indicated groups, the table below shows (i) the number of shares of Common Stock subject to options granted under the Stock Option Plan during the period from September 1, 1996, to September 30, 1997, and (ii) the weighted average exercise price payable per share under such options.





                                             Number of         Weighted Average Exercise Price
        Name and Position                  Option Shares             of Granted Options
--------------------------------------------------------------------------------------------------
Carlton J. Eibl                                90,000                      $14.438
President

Andrew C. Barnes                               35,000                      $14.438
Executive Vice President

Leo Kim                                        35,000                      $14.438
Executive Vice President and Chief
Technical Officer

Michael W. Sund                                20,000                      $14.438
Vice President and Secretary

James A. Baumker                               35,000                      $14.438
Vice President and Chief Financial
Officer

Naomi D. Whitacre                              20,000                      $14.438
Vice President

Michael J. Muston                              70,000                      $19.571
Vice President

All current executive officers as a           305,000                      $15.616
 group (7 persons)

All current directors                         165,834                      $17.980
 as a group (9 persons)

All employees, including current              616,500                      $18.825
 officers who are not executive
 officers, as a group (183 persons)
--------------------------------------------------------------------------------------------------

New Plan Benefits

  If this Proposal is approved, Dr. Gehring and Messrs. Hein, Pribila, Schmidt and Tolbert will each receive an automatic grant for 7,500 shares upon their re-election to the Board at the Annual Meeting.


Stockholder Approval

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Stock Option Plan. If such approval is not obtained, then (i) the initial automatic option grant to non-employee Board members will remain at 20,000 shares per individual and (ii) the automatic option grants to be made to eligible Board members who are officers or employees of DowElanco and who are re-elected at the Annual Meeting will remain at 5,000 shares per individual.

Recommendation of the Board of Directors

  The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Stock Option Plan. The Board believes that it is in the best interests of the Company to maintain a comprehensive equity incentive program for the Company's officers, employees, non-employee Board members and consultants which will encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

                                 PROPOSAL NO. 4

          RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

  The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending August 31, 1998. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting together with the affirmative vote of the majority of the required quorum, will be required to ratify the selection of Deloitte & Touche LLP.

  In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests. Representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting, and may make a statement, if they desire to do so, and will be available to respond to appropriate questions.

  Dismissal of Ernst & Young LLP

  At a meeting held on November 12, 1997, the Board of Directors of the Company approved the engagement of Deloitte & Touche LLP as its independent auditors for the fiscal year ending August 31, 1998 to replace the firm of Ernst & Young LLP who were dismissed as auditors of the Company effective upon completion of the annual audit for the Company's fiscal year ended August 31, 1997.

  The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended August 31, 1996, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.

  Representatives of Ernst & Young LLP are expected to be at the Annual Meeting, and may make a statement, if they desire to do so, and will be available to respond to appropriate questions.

  Recommendation of the Board of Directors

  The Board of Directors recommends that the stockholders vote FOR the proposal to ratify its selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending August 31, 1998.

                             ADDITIONAL INFORMATION

Principal Stockholders

  The following table sets forth certain information regarding the ownership of Common Stock as of September 30, 1997, for each person known to the Company to be the beneficial owner of more than 5% of Common Stock. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.



                                         Number of Shares
Beneficial Owner                           Beneficially        Percent Owned/1/
                                               Owned
------------------------------------------------------------------------------
DowElanco/2,3/                              17,923,245                 57.1%
   9330 Zionsville Road
   Indianapolis, IN   46268-1054

Pioneer Hi-Bred International, Inc.
   700 Capital Square                        2,000,000                  6.4%
   400 Locust Street
   Des Moines, IA   50309

The State of Wisconsin Investment Board      1,800,500                  5.7%
   PO Box 7842
   Madison, WI 53707

Capital Research & Management Co.            1,700,000                  5.4%
   333 South Hope Street
   Los Angeles, CA 90071


/1/ Percentage of beneficial ownership is calculated pursuant to Securities and Exchange Commission ("SEC") Rule 13d-3(d)(1).

/2/ Mr. Hein (Vice President - Biotechnology and Global Growth of DowElanco), Mr. Pribila (Vice President, Secretary and General Counsel of DowElanco), Mr. Schmidt (Vice President and Chief Financial Officer of DowElanco), Dr. Gehring (Vice President of Research and Development of DowElanco) and Mr. Tolbert (Director of Global Business Development of DowElanco) are members of the Board of Directors.

/3/   The Dow Chemical Company owns 100% of DowElanco.


Executive Officers



Name                        Age                             Position Held With the Company
---------------------------------------------------------------------------------------------------------------------
Andrew C. Barnes             44    Executive Vice President

James A. Baumker             46    Vice President and Chief Financial Officer

Carlton J. Eibl              37    President

Leo Kim, Ph.D.               55    Executive Vice President and Chief
                                   Technical Officer

Michael J. Muston            41    Vice President

Michael W. Sund              54    Vice President and Secretary

Naomi D. Whitacre            49    Vice President

--------------------------------------------------------------------------------------------------------------------

Responsibilities and Business Experience of Executive Officers

  Mr. Barnes, a founder of the Company, currently serves as Executive Vice President responsible for the Company's business development. Prior to joining the Company, Mr. Barnes served as President of Zymogenetics Corporation, a genetic engineering company, and managed that company's initial growth and financing. Mr. Barnes began his career as a project and process engineer with G.D. Searle & Co. and then served as a biotechnology licensing associate for Stanford University's Office of Technology Licensing.

  Mr. Baumker joined the Company in August of 1987 as Controller of the Company and currently serves as Vice President and Chief Financial Officer. From June, 1995, to September, 1995, Mr. Baumker served as the Company's Chief Accounting Officer. Prior to joining the Company, Mr. Baumker served as Project Manager, Latin America, for Monsanto Agricultural Company (1983-1987) and Accounting Manager, Asia Pacific, for Monsanto International (1978-1982).

  Mr. Eibl is being considered for the position of Director of the Company. See "Election of Directors - Business Experience of Directors."

  Dr. Kim joined the Company in September of 1986 and currently serves as Executive Vice President and Chief Technical Officer of the Company. Prior to joining the Company, Dr. Kim was employed by Shell Oil Company for 18 years in a variety of positions, including Principal Scientist involved in agricultural biotechnology, Research and Development Director-Biomedical, Research and Development Director-Interferon and Manager Biological Chemistry in Shell's Agricultural Research Center.

  Mr. Muston joined the Company in July of 1996, and currently serves as Vice President responsible for the Company's North American seed business unit, Agrigenetics, Inc., doing business as Mycogen Seeds. Prior to joining the Company, Mr. Muston was employed at DowElanco from 1989 through 1996 where he held various positions including General Manager - Western Agriculture, Global Business Operations Manager - Herbicides and Global Third Party Manufacturing Manager. Mr. Muston also was employed by Elanco from 1978 through 1989 in various positions.

  Mr. Sund joined the Company in January of 1993 and currently serves as Vice President and Secretary of the Company and is responsible for communications and investor relations. Prior to joining the Company, Mr. Sund was President of Mike Sund Public Relations, Inc. (1986-1992) and Director of Public Relations, Joan
B. Kroc Foundation (1984-1986).

  Ms. Whitacre joined the Company in January of 1993 and currently serves as Vice President responsible for overseeing the Company's facilities and human resources department. Prior to joining the Company, Ms. Whitacre served as Assistant Vice President at Glendale Federal Bank (1990-1993) and Human Resources Manager at Wavetek Corporation (1985-1990).

Executive Compensation

Summary of Cash and Certain Other Compensation

  The following table provides certain summary information concerning the compensation earned by the Company's President, each of the other four most highly compensated executive officers of the Company and the former Chief Executive Officer of the Company for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended August 31, 1997, 1996 and 1995.


                                                                                             Long-term
                                              Annual Compensation                       Compensation Awards
                                    -----------------------------------------     -------------------------------
                                                                                                   Securities
                                                                     Other        Restricted       Underlying
     Name and                                                       Annual          Stock           Options/          All Other
Principal Position          Year    Salary/1/      Bonus         Compensation     Award(s)/2/        SARs/3/        Compensation
                                       ($)          ($)               ($)            ($)               (#)              ($)
--------------------------------------------------------------------------------------------------------------------------------
Carlton J. Eibl             1997     $284,813            --               --              --           90,000        $    2,000/4/
President                   1996     $200,417      $ 75,000               --        $138,130          200,000        $    2,000/4/
                            1995     $150,000            --               --        $ 58,440          150,000        $    2,000/4/
                            1995           --            --               --              --           80,000/5/             --

Jerry D. Caulder, Ph.D.     1997     $301,524            --          $ 8,000/6/           --           90,000        $2,813,350/7/
(resigned as of May 1997    1996     $297,500      $100,000               --        $276,260          175,000        $    2,238/4/
from the position of        1995     $285,000            --               --        $116,880          100,000        $    2,000/4/
Chief Executive Officer)    1995           --            --               --              --          260,000/5/             --

Andrew C. Barnes            1997     $185,000            --               --              --           35,000        $    2,000/4/
Executive Vice President    1996     $173,333      $ 50,000               --        $138,130          100,000        $    2,000/4/
                            1995     $165,000            --               --        $ 58,440           50,000        $    2,000/4/
                            1995           --            --               --              --          160,000/5/             --

James A. Baumker            1997     $157,646      $ 25,000               --              --           35,000        $    2,000/4/
Vice President, Chief       1996     $110,000            --               --        $ 69,065           50,000        $    2,000/4/
Financial Officer

Leo Kim, Ph.D.              1997     $186,250            --               --              --           35,000        $    2,000/4/
Executive Vice President    1996     $173,333      $ 50,000               --        $138,130          100,000        $    2,000/4/
Chief Technical Officer     1995     $165,000            --               --        $ 58,440           50,000        $    1,430/4/
                            1995           --            --               --              --          135,000/5/             --

Michael J. Muston           1997     $139,167      $ 20,000          $48,953/8/           --           70,000        $    2,633/4/
Vice President              1996     $ 22,500      $ 11,250               --              --               --        $      101/4/


/1/ The Salary column of the Summary Compensation table shows the full salary received by the named executive officer although some of the officer's salary may have been deferred under the Company's 401(k) Plan or Executive Deferred Compensation Plan.

/2/ Restricted Stock holdings at the end of the 1997 fiscal year were as follows:




Name                        # of Shares                           Value
------------------------------------------------------------------------------
Andrew C. Barnes                11,667                              $288,758

James A. Baumker                 8,334                              $206,267

Carlton J. Eibl                 11,667                              $288,758

Leo Kim, Ph.D.                  11,667                              $288,758

------------------------------------------------------------------------------

      For grants issued prior to fiscal year 1996, the shares of restricted stock will vest upon the named officers' completion of three years of service, measured from the award date. Messrs. Barnes and Eibl, and Dr. Kim's restricted stock vests as follows: 3,333 shares on December 13, 1997; 3,334 shares on December 13, 1998 and 5,000 shares on February 16, 1999. Mr. Baumker's restricted stock vests as follows: 1,667 shares on December 13, 1997; 1,667 shares on December 13, 1998; 2,000 shares on April 20, 1998 and 3,000 shares on July 21, 1998. For grants issued in fiscal year 1996, the shares of restricted stock will vest annually over three years of service, measured from the award date. However, in the event the Company is acquired by merger or asset sale or there is a hostile take-over of the Company by tender offer for 25% or more of the outstanding Common Stock or a proxy contest for Board membership, then each restricted stock award which has been outstanding for at least six months will immediately vest in full. In connection with Dr. Caulder's resignation, 23,333 shares of his restricted stock vested.

/3/ Two option grants are shown in year 1995 because the chart is based on a fiscal year beginning September 1 and ending August 31. Previously, the Company's fiscal year began January 1 and ended December 31 and options were granted only once during such period. Therefore, calendar year 1995 includes option grants occurring in fiscal years 1994 and 1995.

/4/ These figures reflect contributions made by the Company on behalf of the named executive officer under the Company's 401(k) Plan.

/5/ These options were granted on December 21, 1994, pursuant to an option cancellation/regrant program for all full-time employees of the Company. Under the program, each named officer exchanged his outstanding options with exercise prices in excess of $8.50 for new options for the same number of shares with an exercise price of $8.50 per share, the fair market value of the Common Stock on the date of the new grant. Each option granted to an executive officer is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. The shares subject to each December 21, 1994 grant will vest in 36 successive equal monthly installments upon the optionee's completion of each month of service over the 36-month period measured from the date of the new grant.

/6/ This figure reflects the amount of Director's fees paid to Dr. Caulder by the Company.

/7/ This figure includes a $2,000 contribution made by the Company under its 401(k) Plan, and severance paid by the Company to Dr. Caulder in May of 1997 which consisted of (i) a one-time cash payment of $1,537,500, (ii) $1,232,850 for the value of 65,752 shares of Common Stock issued to Dr. Caulder and (iii) $41,000 for the value of a country club membership transferred to Dr. Caulder upon his resignation.

/8/ This figure reflects amounts paid by the Company for relocation costs incurred by Mr. Muston.

  Stock Options and Stock Appreciation Rights


  The following table contains information concerning the grant of stock options and stock appreciation rights ("SARs") under the Stock Option Plan to the named executive officers:




                                                                                                Potential Realizable Value
                                                                                                at Assumed Annual Rates of
                                                                                                Stock Price Appreciation
                                        Individual Grants                                            for Option Term
                    ---------------------------------------------------------------------------------------------------------------
   (a)                     (b)               (c)           (d)               (e)                 (f)                (g)
                                         % of Total
                         Number of        Number of
                        Securities       Securities
                        Underlying       Underlying
                         Options/       Options/SARs     Exercise
                           SARs          Granted to       or Base
Name                     Granted1       Employees in     Price/2/       Expiration            5%/3/              10%/3/
                            (#)          Fiscal Year    ($/Share)         Date                 ($)                ($)
---------------------------------------------------------------------------------------------------------------------------------
Carlton J. Eibl            90,000/4/      9.4%          $14.438          10-17-06           $817,198          $2,070,940

Jerry D. Caulder, Ph.D.    90,000/5/      9.4%          $14.438            5-1-00           $244,959          $  521,405
(resigned as of May,
 1997)

Andrew C. Barnes           35,000/4/      3.6%          $14.438          10-17-06           $317,799          $  805,366

James A. Baumker           35,000/4/      3.6%          $14.438          10-17-06           $317,799          $  805,366

Leo Kim, Ph.D.             35,000/4/      3.6%          $14.438          10-17-06           $317,799          $  805,366

Michael J. Muston          40,000/6/      4.2%          $16.250            9-5-06           $408,782          $1,035,933
                           30,000/7/      3.1%          $24.000           1-29-07           $452,804          $1,147,494
--------------------------------------------------------------------------------------------------------------------------------


/1/ The Compensation Committee, as Plan Administrator, may grant two types of SARs in connection with option grants made under the Stock Option Plan:
      (i) tandem rights which require the holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for a distribution from the Company, payable in cash or shares of Common Stock, based upon the appreciated value of the option shares and
      (ii) limited rights which provide the optionee with a 30-day period following the successful completion of a hostile tender offer for 25% or more of the outstanding Common Stock in which to surrender the option to the Company for a cash distribution equal to the excess of the tender offer price per share of the vested shares of Common Stock subject to the surrendered option over the option exercise price otherwise payable for such shares. To date, the Plan Administrator has not granted any tandem SARs to the Company's executive officers, but each of their options does include a limited SAR. The shares subject to each option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

/2/ The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. If shares of Common Stock are used to pay the option price, the option holder surrenders to the Company a sufficient number of fully paid shares of Common Stock, valued at the fair market value on the exercise date, to fully pay the option price on the options being exercised. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the Federal and State tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.

/3/ There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

/4/ These options were granted on October 17, 1996. Each option granted to an executive officer is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. The shares subject to each grant will vest annually over three years of service measured from the grant date.

/5/ These options were granted on October 17, 1996 and vested on May 1, 1997, in connection with Dr. Caulder's severance agreement with the Company. These options expire on May 1, 2000.

/6/ These options were granted on September 5, 1996. The terms of the grant, other than exercise price, are the same as set forth above in footnote 4.

/7/ These options were granted on January 1, 1997. The terms of the grant, other than exercise price, are the same as set forth above in footnote 4.

     Option/SAR Exercises and Holdings

  The following table provides information, with respect to the named executive officers, concerning the exercise of options and/or SARs held as of the end of the 1997 fiscal year:


                                                                   Number of Securities
                                                                  Underlying Unexercised               Value of Unexercised
                                                                       Options/SARs                 In-the-Money Options/SARs
                                                                   at August 31, 1997                   at August 31, 1997
---------------------------------------------------------------------------------------------------------------------------------
                               Shares
                            Acquired on        Value
                              Exercise       Realized      Exercisable/1/     Unexercisable     Exercisable     Unexercisable
        Name                    (#)             ($)              (#)               (#)              ($)              ($)
---------------------------------------------------------------------------------------------------------------------------------
Carlton J. Eibl                121,666         $1,804,490         398,334              --        $ 4,899,657               --

Jerry D. Caulder, Ph.D.
(resigned as of May 1997)           --                 --         722,000              --        $10,580,225               --

Andrew C. Barnes                45,000         $  978,750         377,000              --        $ 5,446,540               --

James A. Baumker                    --                 --         147,444           6,556        $ 1,950,084         $106,535

Leo Kim, Ph.D.                  86,667         $1,283,650         180,833              --        $ 2,203,572               --

Michael Muston                      --                 --          70,000              --        $   362,500               --
---------------------------------------------------------------------------------------------------------------------------------


/1/ The exercisable options are immediately exercisable for all of the option shares, but any shares purchased under the option will be subject to repurchase by the Company at the option exercise price upon the optionee's termination of employment prior to vesting in those shares. As of August 31, 1997, the number of unvested shares underlying the options held by each named executive officer is as follows: Mr. Barnes 169,445; Mr. Baumker 74,890; Mr. Eibl 348,889; Dr. Kim 166,667 and Mr. Muston 70,000.

      Security Ownership of Directors and Management as of September 30, 1997

  The following table provides information, as of September 30, 1997, with respect to the Directors and named executive officers, concerning the amount and nature of beneficial ownership of Common Stock.

                                                              Amount and Nature of
  Title of Class             Name of Beneficial Owner         Beneficial Ownership       Percent of Class+
-------------------------------------------------------------------------------------------------------------------------
Common Stock                  Andrew C. Barnes                       465,747/1/                   1.5%
Common Stock                  James A. Baumker                       160,808/2/                      *
Common Stock                  Thomas J. Cable                         43,332/3/                      *
Common Stock                  Jerry D. Caulder, Ph.D.                742,080/4/                   2.3%
Common Stock                  Carlton J. Eibl                        421,543/5/                   1.3%
Common Stock                  Perry J. Gehring, Ph.D.                     --/6/                    --
Common Stock                  Nickolas D. Hein                            --/6/                    --
Common Stock                  Leo Kim, Ph.D.                         192,585/7/                      *
Common Stock                  Michael J. Muston                       70,278/8/                      *
Common Stock                  Louis W. Pribila, Esq.                      --/6/                    --
Common Stock                  David H. Rammler, Ph.D.                151,626/9/                      *
Common Stock                  William C. Schmidt                          --/6/                    --
Common Stock                  G. William Tolbert                          --/6/                    --
Common Stock                  W. Wayne Withers, Esq.                   6,966/10/                     *
Common Stock                  Directors and executive              2,433,688/11/                  7.3%
                               officers as a group
-------------------------------------------------------------------------------------------------------------------------

*     Less than 1%.

+ Percentage of beneficial ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

/1/ This figure includes 377,000 shares of Common Stock, issuable upon exercise of options held by Mr. Barnes, which are currently exercisable or will become exercisable within sixty days of September 30, 1997, 88,287 shares held by the Andrew C. Barnes Family Trust and 85 shares held by the Mycogen 401(k) Plan.

/2/ This figure includes 150,721 shares of Common Stock, issuable upon exercise of options held by Mr. Baumker, which are currently exercisable or will be exercisable within sixty days of September 30, 1997, and 87 shares held by the Mycogen 401(k) Plan.

/3/ This figure includes 43,332 shares of Common Stock, issuable upon exercise of options held by Mr. Cable, which are currently exercisable or will become exercisable within sixty days of September 30, 1997.

/4/ This figure includes 722,000 shares of Common Stock, issuable upon exercise of options held by Dr. Caulder, which are currently exercisable or will become exercisable within sixty days of September 30, 1997, 2,968 shares held by the Jerry D. Caulder Family Trust and 78 shares held by the Mycogen 401(k) Plan.

/5/ This figure includes 398,334 shares of Common Stock, issuable upon exercise of options held by Mr. Eibl, which are currently exercisable or will become exercisable within sixty days of September 30, 1997, and 78 shares held by the Mycogen 401(k) Plan.

/6/ This figure does not include 17,923,245 shares of Common Stock owned by DowElanco. Dr. Gehring and Messrs. Hein, Pribila, Schmidt and Tolbert are all officers of DowElanco. See "Certain Relationships and Related Transactions."

/7/ This figure includes 180,833 shares of Common Stock, issuable upon exercise of options held by Dr. Kim, which are currently exercisable or will become exercisable within sixty days of September 30, 1997, and 85 shares held by the Mycogen 401(k) Plan.

/8/ This figures includes 70,000 shares of Common Stock, issuable upon exercise of options held by Mr. Muston, which are currently exercisable or will become exercisable within sixty days of September 30, 1997, and 89 shares held by the Mycogen 401(k) Plan.

/9/ This figure includes 48,332 shares of Common Stock, issuable upon exercise of options held by Dr. Rammler, which are currently exercisable or will become exercisable within sixty days of September 30, 1997.

/10/ This figure includes 6,666 shares of Common Stock, issuable upon exercise of options held by Mr. Withers, which are currently exercisable or will become exercisable within sixty days of September 30, 1997.

/11/ This figure includes 2,157,602 shares of Common Stock which are currently exercisable or will become exercisable within sixty days of September 30, 1997, issuable upon options held by all Directors and executive officers as a group.

  Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements

  The Company has entered into employment/severance agreements ("Employment Agreements") with the following named executive officers: Messrs. Eibl, Barnes and Baumker and Dr. Kim. The Employment Agreements provide that upon involuntary termination of the named executive officer's employment (whether or not effected in connection with a Change of Control of the Company) the named executive officer is entitled to certain severance benefits including immediate vesting of the executive officer's restricted stock and stock options.

  Mr. Eibl, under his Employment Agreement, will be entitled to, if his involuntary termination is prior to January 1, 1999, (i) a lump sum payment equal to four times the sum of his average annual rate of base salary and the average bonus paid by the Company, in each case for services rendered in the four immediately preceding calendar years and (ii) health care coverage for a four year period. If Mr. Eibl's involuntary termination occurs after January 1, 1999, he will be entitled to (i) a lump sum payment equal to three times the sum of his average annual rate of base salary and the average bonus paid by the Company, in each case for services rendered in the three immediately preceding calendar years and (ii) health care coverage for a three year period.

  Dr. Kim and Mr. Barnes, under their respective Employment Agreements, each will be entitled to, if their involuntary termination is prior to January 1, 1999, (i) a lump sum payment equal to three times the sum of their average annual rate of base salary and the average bonus paid by the Company, in each case for services rendered in the two immediately preceding calendar years and
(ii) health care coverage for a three year period. If Dr. Kim's and/or Mr. Barnes' involuntary termination occurs after January 1, 1999, they each will be entitled to (i) a lump sum payment equal to two times the sum of their average annual rate of base salary and the average bonus paid by the Company, in each case for services rendered in the two immediately preceding calendar years and
(ii) health care coverage for a two year period.

  Mr. Baumker, under his Employment Agreement, will be entitled to, if his involuntary termination is prior to January 1, 1999, (i) a lump sum payment equal to two times the sum of his average annual rate of base salary and the average bonus paid by the Company, in each case for services rendered in the two immediately preceding calendar years and (ii) health care coverage for a two year period. If Mr. Baumker's involuntary termination occurs after January 1, 1999, he will be entitled to (i) a lump sum payment equal to his average annual rate of base salary and the average bonus paid by the Company, in each case for services rendered for the immediately preceding two calendar years and (ii) health care coverage for a one year period.

  The severance benefits provided by the Employment Agreements will not be granted if the officer is terminated for one or more alleged acts of fraud, embezzlement, misappropriation of proprietary information or any other verifiable misconduct adversely affecting the business reputation of the Company in a material manner.

  One executive officer of the Company, Dr. Caulder, resigned in fiscal year 1997. Prior to Dr. Caulder's resignation, the Company had entered into an Employment Agreement with him which terminated upon his resignation. Dr. Caulder received $2,811,350 as total severance with the Company consisting of (i) a lump sum cash payment of $1,537,500 paid on May 1, 1997, (ii) $1,232,850 in the form of Common Stock valued at the date of his resignation and (iii) a country club membership valued at $41,000. As an additional part of his severance with the Company, Dr. Caulder will receive medical and dental insurance coverage for ten years following his resignation and life and disability insurance continuing for five years following his resignation. Upon his resignation, 23,337 shares of Dr. Caulder's restricted stock vested and 389,445 of Dr. Caulder's stock options vested.

  As indicated in footnote (1) to the table under the heading "Stock Options and Stock Appreciation Rights," the shares subject to option grants made to date under the Stock Option Plan will immediately vest upon a merger in which the Company is not the surviving entity, a sale of substantially all of the Company's assets in liquidation or dissolution of the Company or a reverse merger in which the Company is the surviving entity but in which 50% or more of the Company's outstanding voting stock is transferred to person or persons different from those who held such stock immediately prior to the merger, unless the Company's repurchase rights with respect to those shares are transferred to the successor entity.

  Compensation Committee Interlocks and Insider Participation

  Mr. Withers has served on the Compensation Committee for the entire 1997 fiscal year. Messrs. Hagaman and Cable served on the Compensation Committee from September 1, 1996 to March 27, 1997. Messrs. Hein and Pribila have served on the Compensation Committee since March 27, 1997.

  No member of the Compensation Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of the Company.

  No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

  The following Compensation Committee Report on Executive Compensation and the Performance Graph should not be considered to be part of this Proxy Statement and any current or future cross references to this Proxy Statement in filings with the SEC under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, shall not include the Compensation Committee Report on Executive Compensation, or the Performance Graph.


Compensation Committee Report on Executive Compensation

     The following is the report delivered by the Compensation Committee with respect to the principal factors considered by such Committee in determining the compensation of the Company's executive officers. This report comments on the factors considered in determining compensation paid to the executive officers in fiscal year 1997 and in setting compensation for fiscal year 1998.

  Role of the Compensation Committee. As members of the Compensation Committee, it is our duty, after discussions with the Company's President and Vice President of Human Resources, to set the base salary, annual rewards, long-term awards and other compensation of the Company's executive officers. The Compensation Committee is also responsible for reviewing and approving the design of compensation and benefit programs for the Company and to administer the Stock Option Plan under which grants may be made to officers and other key employees.

  General Compensation Policy. The Compensation Committee's fundamental policy is to provide competitive compensation to the Company's executive officers based upon their contribution to the success of the Company in achieving its corporate objectives and enhancing stockholder value.

  In the 1997 fiscal year, the Company completed and presented to the Compensation Committee an extensive analysis of executive compensation pay practices within the agricultural seed and biotechnology industries. The study included a review of compensation paid to executives from a comparator group of ten biotechnology companies and five agricultural seed companies, all of which are located in the United States. The compensation information was compiled from two independent salary surveys. The targeted group of comparator biotechnology companies have one or more of the following attributes: related industry, similar market capitalization ($500 million to $1 billion) and/or a strong technology orientation. Those companies are all represented in the current Performance Graph included in this Proxy Statement. The agricultural seed companies chosen for the comparator group are leaders in their respective businesses and direct competitors of Mycogen. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that should be included in an index established for comparing shareholder returns for the following reasons: i) direct competitors for executive talent are not necessarily the same companies that are relevant for comparing shareholder returns because such factors as the geographical location, size and type of organization can have a greater impact on salaries than on investor decisions and ii) the ability to obtain accurate information influences which companies are included in the pay comparison.

  Compensation Elements. It is the Compensation Committee's continuing objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is intended to be competitive with salary levels in the industry; (ii) annual performance awards, if awarded, are payable in cash and tied to the achievement of the Company's corporate objectives and to specific individual performance objectives and (iii) long-term stock-based incentive awards that strengthen mutual interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, it is the Compensation Committee's intent to have a greater portion of his or her total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

  For fiscal year 1997, the Compensation Committee approved base salary adjustments for individual executive officers to close the gap identified between an individual executive's base salary and base salaries of the comparator group and approved the award of annual variable bonuses (short-term cash bonuses) and long-term incentives to the executive officers based upon the progress the Company had made in reaching its strategic objectives. For fiscal year 1998, the Compensation Committee endorsed the Company's use of an independent compensation consulting firm to assist the Company in redesigning its incentive programs, specifically to replace the Company's variable bonus awards with targeted incentive awards. Generally, the Company, as part of its fiscal year business planning process, sets key strategic objectives which, if achieved, would add the greatest value to the Company and its shareholders. For fiscal year 1998, the Company will establish incentive target awards for each executive officer based on his or her level of responsibility and upon each executive's ability to impact the Company's performance and the correlation of such performance to shareholder value.

  The total cash compensation paid to the Company's executive officers in fiscal year 1997 placed approximately in the 10th to 25th percentile of executive compensation paid to executive officers in companies included in the compensation analysis described above. Long-term incentive compensation (stock options) awarded to the Company's executive officers in fiscal year 1997 placed approximately in the 65th to 75th percentile. Base salary for the Company's executive officers for fiscal year 1997 was generally in the 25th to 35th percentile range of executive compensation of comparator companies.

  Factors. Executive compensation is based primarily on the Company's achievement of corporate objectives established at the start of each fiscal year. For fiscal year 1997, the corporate objectives were (i) to make substantial progress toward profitability in 1997, (ii) to position the Company for continued future profitability, (iii) to continue the Company's growth in terms of technological and product developments, (iv) to increase market acceptance of the Company's products, (v) to maintain market share following merger and acquisition activities in North and South America, (vi) to increase sales and earnings per share growth and broadened participation in the seed industry through strategic transactions and (vii) to strategically realign the crop protection business. The Company will use these same corporate objectives as the foundation for developing objectives for fiscal year 1998. In the future, the Company may, in its discretion, apply entirely different factors, particularly different measures of corporate growth and financial performance, in setting executive compensation.


 . Base Salary. The base salary for each executive officer is set on the basis of the level of responsibility of the executive officers and the salary levels in effect for comparable positions within the Company's comparator group. The Compensation Committee supported base salary adjustments for the executive officers beginning in fiscal 1997 to bring them up to or near the 50th percentile range of executive compensation of the comparator group for fiscal 1998.


 . Annual Incentive Compensation Program. In February, 1996, the Company implemented a strategic alliance with DowElanco, which, together with other strategic alliances completed by the Company, has resulted in the Company dramatically improving its revenues and pre-tax operating results, boosting its product development efforts, expanding and upgrading the Company's seeds business, realigning its biopesticide business and expanding distribution into new geographic markets. This progress has resulted in significant appreciation of the Company's stock value in fiscal year 1997 as compared to fiscal year 1996. With reference to this progress, cash bonuses were paid in March, 1996, to the Company's executive officers who had served as executive officers during the prior two fiscal years, and in September, 1996 to executive officers who had served as officers beginning in fiscal year 1996.


 . Long-Term Incentive Compensation. Stock options are granted to align the interest of each executive officer with those of the stockholders and provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. For fiscal year 1997, stock option grant awards were made to each executive officer. The number of shares subject to each option grant was based on the officer's level of responsibilities, relative position in the Company and contribution to the Company's corporate objectives discussed above. The options granted to the executive officers in fiscal year 1997 vest in three equal annual installments. The three-year vesting intends to provide an incentive for the executive group to remain intact and to try to aggressively build shareholder value over that time frame. Each stock option has a maximum term of ten years from the grant date. Each stock option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.


   President's and CEO's Compensation. In May, 1997, Dr. Caulder resigned from his position of Chief Executive Officer of the Company and Mr. Eibl assumed sole responsibility for overseeing all the Company's functions and directing the organization to ensure the attainment of sales and profit goals, maximum return on invested capital and, subject to the approval of the Board of Directors, formulation of the Company's current and long-range plans and objectives.

   In setting the compensation payable to Mr. Eibl, the Compensation Committee has sought to be competitive with other companies in the industry and has recognized Mr. Eibl's expanded responsibilities while, at the same time, tying a significant percentage of such compensation to Company performance and stock price appreciation. Mr. Eibl's total cash compensation was analyzed as part of the extensive study presented to the Compensation Committee cited above and places approximately in the 10th percentile of chief executive compensation of the comparator group. Base salary for Mr. Eibl for fiscal year 1997 was in the 25th percentile range. With respect to Mr. Eibl's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

  In setting the fiscal year 1997 compensation payable to the Company's Chief Executive Officer, Dr. Caulder, the Compensation Committee sought to be competitive with other companies in the industry, while at the same time tying a significant percentage of such compensation to Company performance and stock price appreciation. Dr. Caulder's total cash compensation places approximately in the 10th percentile of chief executive compensation of comparator companies. Base salary for Dr. Caulder for fiscal year 1997 was in the 35th percentile range. The Compensation Committee determined the severance for Dr. Caulder, which consisted of a cash payment of $1,537,500, $1,232,850 in the form of Common Stock, and the acceleration of the vesting of 23,337 shares of restricted stock and 389,445 stock options held by Dr. Caulder.

  The stock option grants awarded to Mr. Eibl and Dr. Caulder during the 1997 fiscal year were intended to place a significant portion of their total compensation for the year at risk, since the options would have no value unless there was appreciation in the value of the Common Stock over the option term. As indicated, it is the Compensation Committee's objective to have an increasing percentage of Mr. Eibl's total compensation each year tied to the attainment of the Company's corporate objectives and stock price appreciation on his option shares.

  As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a Federal income tax deduction for compensation paid to certain officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation is in effect for all taxable years of the Company beginning after December 31, 1993, and will apply to all compensation which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. Any compensation deemed paid in connection with options granted under the Stock Option Plan at an exercise price equal to the fair market value of the option shares at the time of grant will qualify as performance-based compensation.

  The cash compensation paid to the Company's executive officers during the 1997 fiscal year did not exceed the $1 million limit per officer, except for the severance payment awarded Dr. Caulder. Dr. Caulder's severance award exceeded the $1 million threshold and, thus, the Company will not be allowed a Federal income tax deduction for any of his severance over $1 million. The Compensation Committee decided, in recognition of Dr. Caulder's exemplary services to the Company over the last ten years, to award him a severance in excess of $1 million. The Compensation Committee does not believe that a similar event will occur in fiscal year 1998. Therefore, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this should the individual compensation of any executive officer, in the future, approach the $1 million level.


                                                      The Compensation Committee



                                                         Through March 27, 1997:

                                                                 Thomas J. Cable
                                                                 John L. Hagaman
                                                          W. Wayne Withers, Esq.

                                             From March 27, 1997 to the present:

                                                                Nickolas D. Hein
                                                          Louis W. Pribila, Esq.
                                                          W. Wayne Withers, Esq.

Performance Graph

  The following graph compares total stockholder returns of the Company over the last five fiscal years to the weighted average return of stocks of companies included in the Nasdaq Stock Market Total Return Index (the "NMS Index") and in the Nasdaq Non-Financial Stocks Industry Index. The Common Stock is traded on the NMS. The total return for each of the Company's Common Stock, the NMS Index and the Nasdaq Non-Financial Stocks Industry Index assumes the reinvestment of dividends, although dividends have not been declared on the Common Stock, and is based on the returns of the component companies weighted according to their market capitalization as of the end of each monthly period for which returns are indicated. The NMS Index tracks the aggregate price performance of equity securities of companies traded on the NMS. The Nasdaq Non-Financial Stocks Industry Index tracks all non-financial stocks traded on the NMS.

  Last year, a peer group index of companies identified by the Company was used because there were no published industry or line-of-business indices that paralleled the agricultural-biotechnology industry. Because of the rapid changes in equity ownership and consolidations within this industry, the Nasdaq Non-Financial Stocks Industry Index has been selected as the Company's industry index. The former peer group index consisted of the following agricultural biotechnology companies, which were the only agricultural, crop-protection biotechnology companies known to the Company to have their shares traded on NMS at that time: Calgene, Inc.; DeKalb Genetics Corporation, Inc.; Ecogen, Inc.; Ringer Corporation; Biosys, Inc.; DNA Plant Technology Corporation, Inc. and Ecoscience Corporation. The graph below includes this former peer group index for comparative purposes only. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.



                   COMPARISON OF CUMULATIVE FIVE-YEAR RETURNS
           Assumes $100 Invested on 8/31/92 and Dividend Reinvestment

                                          NASDAQ
                                           Non-
                Mycogen       NASDAQ     Financial        Former
              Corporation      NMS        Stocks        Peer Index
              -----------     ------     ---------      ----------
8/31/92          100            100        100            100
9/30/92           98            104        104            101
10/30/92          96            108        108            104
11/30/92          96            116        117            119
12/31/92         106            121        120            128
1/29/93          113            124        124            116
2/26/93          100            119        117            105
3/31/93           92            123        121             97
4/30/93           94            118        116             98
5/28/93           94            125        125            104
6/30/93          100            125        125            110
7/30/93           96            125        124             95
8/31/93          100            132        131             97
9/30/93           96            136        135            106
10/29/93          85            139        139            119
11/30/93          77            135        135            106
12/31/93          77            139        139            100
1/31/94           88            143        144            108
2/28/94           83            141        142            107
3/31/94           70            133        132             98
4/29/94           85            131        129             88
5/31/94           79            131        128            103
6/30/94           81            126        122             93
7/29/94           75            129        125             84
8/31/94           79            137        134             89
9/30/94           75            137        134             76
10/31/94          75            140        138             70
11/30/94          75            135        134             62
12/30/94          63            135        134             60
1/31/95           86            136        133             59
2/28/95           70            143        140             61
3/31/95           74            148        145             58
4/28/95           70            152        150             57
5/31/95           63            156        154             53
6/30/95           62            169        168             58
7/31/95           65            181        181             55
8/31/95           77            185        183             54
9/29/95          104            189        187             56
10/31/95         101            188        185             51
11/30/95          99            193        189             47
12/29/95         128            191        186             47
1/31/96          123            192        188             60
2/29/96          147            200        196             60
3/29/96          130            200        196             61
4/30/96          130            217        215             64
5/31/96          138            227        225             66
6/28/96          113            217        213             65
7/31/96          116            197        191             66
8/30/96          120            209        202             65
9/30/96          108            224        218
10/31/96         121            222        214
11/29/96         126            236        227
12/31/96         162            236        226
1/31/97          192            252        244
2/28/97          197            238        227
3/31/97          175            223        211
4/30/97          137            230        218
5/30/97          177            256        245
6/30/97          148            264        250
7/31/97          169            291        278
8/31/97          187            291        277


Certain Relationships and Related Transactions

DowElanco

  On February 19, 1996, the Company issued 4.5 million shares of Common Stock to DowElanco in exchange for one of its subsidiaries, United AgriSeeds, Inc., and $26.4 million in cash. In connection with this transaction, the Company and DowElanco entered into a five year, royalty-free, cross-licensing agreement for the use of certain current and future biological tools for genetic modification of plants and other organisms. In April of 1997, DowElanco and Mycogen entered into a loan agreement whereby DowElanco agreed to make, from time to time, advances to Mycogen up to an aggregate of $50 million. Messrs. Pribila, Hein, Tolbert, Schmidt, and Dr. Gehring are all officers of DowElanco and current members of the Company's Board of Directors.


Pioneer Hi-Bred International, Inc.

  On December 13, 1995, Pioneer Hi-Bred International, Inc. ("Pioneer") purchased 3 million shares of Common Stock for $30 million. Concurrent with the purchase, the Company entered into a collaboration agreement with Pioneer whereby Pioneer will provide $21 million in research and development funding to the Company and will also devote extensive research and development staff and resources to the joint development program. The Company had previously licensed gene promoter technology to Pioneer in 1994 in exchange for an up-front license payment, and license maintenance fees of $10,000 per year until January 15, 2004, unless the license is terminated earlier. On August 30, 1996, the Company entered into two additional gene promoter licenses for an up-front license fee of $400,000 for each license.


Transactions with Executive Officers

  On September 13, 1996, the Company made a $200,000 loan to Mr. Eibl, which accrues interest at 6.64% and is due and payable in five years. Mr. Eibl used a portion of the loan proceeds to purchase shares of Common Stock. The Company made a second loan of $39,996 on December 31, 1996, to Mr. Eibl which accrued interest at 6.64% and was due and payable on August 29, 1997. On July 30, 1997, Mr. Eibl paid the Company $41,655 as full payment on the outstanding balance of his second loan. The largest combined balance of these two loans during fiscal year 1997 was $253,284.

  On December 31, 1996, the Company made a $79,992 loan to Dr. Caulder which accrued interest at 6.64% and was due and payable on August 29, 1997. On March 31, 1997, Dr. Caulder paid the Company $81,564 as full payment of the outstanding balance of his loan.


                 STOCKHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

  Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1999 must be received by the Company no later than August 12, 1998, in order to be included in the proxy statement and related proxy materials.


                                   FORM 10-K

  THE COMPANY WILL MAIL WITHOUT CHARGE, UPON VERBAL REQUEST, A COPY OF THE ANNUAL REPORT AND FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE MADE BY CALLING 1-888-SEE-MYCO (1-888-733-
6926). The Company's filings with the SEC are also available at the Company's web site located at http://www.mycogen.com.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the period from September 1, 1996 to August 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

                                OTHER BUSINESS

  The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.



Dated:  November 24, 1997          By Order of the Board of Directors



                                    /s/ Michael W. Sund

                                    MICHAEL W. SUND, as Secretary

                              MYCOGEN CORPORATION
                            1992 STOCK OPTION PLAN

             AS AMENDED AND RESTATED EFFECTIVE  NOVEMBER 12, 1997
             ----------------------------------------------------

                                  ARTICLE ONE

                              GENERAL PROVISIONS
                              ------------------

       I.   PURPOSES OF THE PLAN
            --------------------

            A. This 1992 Stock Option Plan (the "Plan") is intended to promote the interests of Mycogen Corporation, a Delaware corporation (the "Company"), by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiaries) who are primarily responsible for the management, growth and financial success of the Company (or its parent or subsidiaries), (ii) the non-employee members of the Company's Board of Directors and (iii) consultants and other independent contractors who provide valuable services to the Company (or its parent or subsidiaries) may be offered the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company (or its parent or subsidiaries).

            B. The Plan initially became effective immediately upon approval by the Company's stockholders at the 1992 Special Stockholders Meeting on October 27, 1992. Such date is hereby designated as the Effective Date of the Plan. This November 1997 restatement of the Plan (the "November 1997 Restatement") shall become effective immediately upon adoption by the Board of Directors, subject, however, to stockholder approval at the 1997 Annual Meeting. The Plan shall be administered in compliance with the applicable requirements of SEC Rule 16b-3, as in effect from time to time.

            C. This Plan shall serve as the successor to the Mycogen Corporation 1983 Stock Option Plan (the "1983 Plan"), and no further option grants shall be made under the 1983 Plan from and after the Effective Date of this Plan. All options outstanding under the 1983 Plan on such Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Company's common stock thereunder or their exercise of any outstanding stock appreciation rights thereunder.

            D. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiaries of the Company:

                Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                Each corporation, partnership or other entity (other than the Company) in an unbroken chain of corporations, partnerships or other entities beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation, partnership or other entity (other than the last corporation, partnership or other entity) in the unbroken chain owns, at the time of the determination, stock or other ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other ownership interests in one of the other corporations, partnerships or other entities in such chain.

       II.  STRUCTURE OF THE PLAN
            ---------------------

            A.  Stock Programs.  The Plan shall be divided into two separate
                --------------
components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, key employees (including officers), non-employee Board members, consultants and other independent contractors of the company or its subsidiaries who contribute to the management, growth and financial success of the Company or its subsidiaries, may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, certain non-employee members of the Company's Board of Directors (the "Board") will automatically receive special option grants to purchase shares of Common Stock in accordance with the provisions of Article Three.

            B.  General Provisions.  Unless the context clearly indicates
                ------------------
otherwise, the provisions of Articles One and Four of the Plan shall apply to both the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

       III. ADMINISTRATION OF THE PLAN
            --------------------------

            A. The Discretionary Option Grant Program shall be administered by a committee ("Committee") of two (2) or more non-employee Board members appointed by the Board.
            B. The Committee as Plan Administrator shall have the sole and exclusive power and authority (subject to the express provisions of the Discretionary Option Grant Program) to establish such rules and regulations as it may deem appropriate for the proper administration of such program and to make such determinations under the program and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in any outstanding option under the Discretionary Option Grant Program.

            C. Service on the Committee shall constitute service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted under the Plan.

            D. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three.

       IV.  ELIGIBILITY FOR OPTION GRANTS
            -----------------------------

            A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two of the Plan shall be limited to the following:

                    (i) officers and other key employees of the Company (or its parent or subsidiaries) who render services which contribute to the management, growth and financial success of the Company (or its parent or subsidiaries);

                    (ii)  non-employee Board members; and

                    (iii) those consultants and other independent contractors who provide valuable services to the Company (or its parent or subsidiaries).

            B. The Plan Administrator shall have the sole and exclusive authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

       V.   STOCK SUBJECT TO THE PLAN
            -------------------------

            A. Shares of the Company's Common Stock shall be issuable under the Plan, and such shares may be obtained from either the Company's authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company and held as treasury shares. The maximum number of shares available for issuance over the term of the Plan shall not exceed 7,566,719 shares of Common Stock, subject to adjustment from time to time in accordance with the provisions of this Section V. To the extent one or more outstanding options under the 1983 Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

            B. In no event shall any one individual participating in the Plan be granted stock options and separately exercisable stock appreciation rights for more than 200,000 shares of Common Stock in the aggregate per calendar year, effective retroactive to January 1, 1996.

            C. Should an outstanding option under this Plan (including any outstanding options under the 1983 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option canceled in accordance with the cancellation-regrant provisions of Section IV of Article Two of this Plan), the shares subject to the portion of the option not so exercised shall be available for subsequent option grants under this Plan. Unvested shares issued under the Plan and subsequently repurchased by the Company at the original option or issue price paid per share shall be added back to the share reserve and shall accordingly be made available for subsequent issuance under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Section V of Article Two or Section III of Article Three shall not be available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the 1983 Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

            D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one participant may be granted stock options and separately exercisable stock appreciation rights per calendar year, (iii) the number and/or class of securities and price per share in effect under each outstanding option under the Discretionary Option Grant Program, (iv) the number and/or class of securities per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program to both newly-elected and re-elected non-employee Board members,
(v) the number and/or class of securities and price per share in effect under each grant outstanding under the Automatic Option Grant Program and (vi) the number and /or class of shares and price per share in effect under each outstanding option incorporated into this Plan from the 1983 Plan. The purpose of such adjustments to the outstanding options shall be to preclude the enlargement or dilution of rights and benefits thereunder.


                                  ARTICLE TWO

                      DISCRETIONARY OPTION GRANT PROGRAM
                      ----------------------------------

       VI.  TERMS AND CONDITIONS OF OPTIONS
            -------------------------------

            Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees of the Company or its parent or subsidiaries may only be granted non-statutory options under this Article Two. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with
               --------
the terms and conditions
specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

            A.  Option Price.
                ------------

                1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the date of the option grant.

                2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

                (i) full payment in cash or check drawn to the Company's order;
     or

                (ii) full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

                (iii) full payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check drawn to the Company's order; or

                (iv) full payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal, State and local income and employment taxes required to be withheld by the Company by reason of such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure above is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.


                3. The fair market value per share of Common Stock on any relevant date under subparagraph 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                    (i) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, then the fair market value shall be the closing selling price per share of Common Stock on the date in question, as reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists on the Nasdaq National Market shall be determinative of fair market value.

                    (ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no such reported price on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

            B.  Term and Exercise of Options.
                ----------------------------

            Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee other than a transfer of the option effected by will or by the laws of descent and distribution following the optionee's death.

            C.  Termination of Service.
                ----------------------

            1. Should an optionee cease to remain in Service for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options under this Article Two, then each such option shall not (except to the extent otherwise provided pursuant to Section VII of this Article Two) remain exercisable for more than a twelve (12) month period (or such shorter period as is determined by the Plan Administrator and specified in the instrument evidencing the grant) measured from the date of such cessation of Service. Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term. Each such option shall, during such twelve (12) month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such twelve (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the optionee's cessation of Service. The option, however, shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Service, with respect to any shares for which such option is not otherwise at that time exercisable or in which the optionee is not otherwise at that time vested.

            2. Should the optionee die while holding one or more outstanding options under this Article Two, then each such option shall be exercisable, subject to the limitations of subparagraph 1 above, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or the laws of descent and distribution.

            3. Should (i) the optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiaries, then in any such event all outstanding options held by the optionee under this Article Two shall terminate immediately and cease to be outstanding.

            4. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time the option remains outstanding, to permit one or more options granted under this Article Two to be exercised, during the applicable exercise period under subparagraph 1 above, not only for the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also for one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

            5. For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

            The optionee shall be deemed to remain in the Service of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.

            The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

            D.  Stockholder Rights.
                ------------------

            An optionee shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to the option until such individual shall have exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares.

            E.  Repurchase Rights.
                -----------------

            The shares of Common Stock issued under this Article Two may be subject to repurchase by the Company in accordance with the following provisions:

            1. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two.
  Should the Optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the issued shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

            2. All of the Company's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent: (i) any such repurchase right is, in connection with a Corporate Transaction, expressly assigned to the successor corporation (or parent thereof) or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is granted.

            3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee's cessation of Service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Article Two and thereby accelerate the vesting of such shares at any time.

       VII. INCENTIVE OPTIONS
            -----------------

            The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.
      ---

            A.  Option Price.  The option price per share of the Common Stock
                ------------
     subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

            B. Dollar Limitation. The aggregate fair market value (determined as
               -----------------
     of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiaries) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. To the extent the One Hundred Thousand Dollar ($100,000) limitation is exceeded in any calendar year, the option shall nevertheless be exercisable for the excess number of shares as a non-statutory option.

            C. 10% Stockholder. If any individual to whom an Incentive Option is
               ---------------
     granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all outstanding classes of stock of the Company or any parent or subsidiary, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of the Common Stock on the grant date, and the option term shall not exceed five
     (5) years, measured from the grant date.

            Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.


     VIII.  CORPORATE TRANSACTION/CHANGE IN CONTROL
            ---------------------------------------

            A. In the event of any of the following stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):

                  (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, or

                  (iii) any reverse merger in which the Company is the surviving entity but in which the holders of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (as measured immediately prior to such merger) transfer ownership of those securities to person or persons not otherwise part of the transferor group, the exercisability of each option at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced by a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for pay-out in accordance with the same vesting schedule in effect for such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive. The Plan Administrator shall also have full power and authority to grant options under the Plan which are to automatically accelerate in whole or in part immediately prior to the Corporate Transaction, whether or not those options are otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction.

            B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

            C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided
                                                                      --------
the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

            D. The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            E. The Plan Administrator shall have the discretionary authority, exercisable in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the automatic termination of one or more of the Company's outstanding repurchase rights under this Article

Two) upon the occurrence of the Change in Control. Alternatively, the Plan Administrator shall have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the optionee's Service within a specified period following the Change in Control. For purposes of this Article Two, a Change in Control shall be deemed to occur in the event:

               (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

               (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

            F. Each option accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term or the cancellation of such option in accordance with Section V of this Article Two (if applicable).

            G. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the applicable dollar limitation specified in Section II of this Article Two.

       IX.  CANCELLATION AND REGRANT OF OPTIONS
            -----------------------------------

            The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than (i) eighty-five percent (85%) of the fair market value of the Common Stock on the new grant date, or (ii) one hundred percent (100%) of such fair market value in the case of an Incentive Option, or (iii) one hundred ten percent (110%) of such fair market value in the case of an Incentive Option to be granted to a 10% Stockholder.

       X.   STOCK APPRECIATION RIGHTS
            -------------------------

            A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

            B. No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this
Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

            C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
                                                                     -----
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years (or five (5) years in the case of an Incentive Option granted to a 10% Stockholder) after the date of the option grant.

            D. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Discretionary Option Grant Program. Upon the occurrence of a Hostile Take-Over, each such officer holding one or more options with such a limited stock appreciation right in effect shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Company, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the officer shall be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion) over (ii) the aggregate exercise price payable for such vested shares. Such cash distribution shall be paid within five (5) days following the option surrender date. At the time any such limited stock appreciation right is granted, the Plan Administrator shall concurrently pre-approve the subsequent exercise of that right in accordance with the provisions of this Section V.D, and no additional approval of the Board or any Plan Administrator shall accordingly be required at the time of the actual option surrender and cash distribution. The balance of the option (if any) shall continue in full force and effect in accordance with the instrument evidencing such grant.

            E. For purposes of Section V.D, the following definitions shall be in effect:

            A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

            The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the option surrender date, as
-------
determined pursuant to the valuation provisions of Section I.A.3 of this Article Two, or (b) the highest reported price per share paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

            F. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall not be available for subsequent option grants under the Plan.

       XI.  LOANS OR INSTALLMENT PAYMENTS
            -----------------------------

            The Plan Administrator may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two by (a) authorizing the extension of a loan to such optionee from the Company or (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans and installment payments may be granted without security or collateral, but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased
    ---
shares plus (ii) any Federal, State and local income tax and employment tax liabilities incurred by the optionee in connection with the exercise of the option.

       XII. EXTENSION OF EXERCISE PERIOD
            ----------------------------

            The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under Section 1.C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the
--------
specified expiration date of the option term.


                                 ARTICLE THREE

                        AUTOMATIC OPTION GRANT PROGRAM
                        ------------------------------

       XIII.  ELIGIBILITY
              -----------

              A.  Eligible Optionees.    The individuals eligible to receive
                  ------------------
automatic option grants pursuant to the provisions of this successor Article Three program shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date of this Plan, whether through appointment by the Board or election by the Company's stockholders, provided they have not otherwise been in the prior employ of the Company (or any parent or subsidiary) and (ii) those individuals who are re-elected as non-employee Board member at one or more stockholder meetings held after the Effective Date, whether or not such individuals are otherwise serving as non-employee Board members on the Effective Date.

       XIV. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS
            -----------------------------------------------

            A.  Grant Dates. Option grants will be made under this Article Three
                -----------
on the dates specified below:

                     (i) Each individual who first becomes a non-employee Board member on or after the Effective Date of the Plan, whether through election by the Company's stockholders or appointment by the Board, and who has not otherwise been in the prior employ of the Company shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 7,500 shares of Common Stock upon the terms and conditions of this Article Three.

                     (ii) Each individual re-elected as a non-employee Board member at one or more annual stockholder meetings, beginning with the 1997 Annual Meeting at which this November 1997 Restatement is approved, shall automatically be granted, at each such meeting at which he or she is so re-elected, a non-statutory stock option to purchase an additional 7,500 shares of Common Stock upon the terms and conditions of this Article Three.

     There shall be no limit on the number of annual option grants any one non-employee Board member may receive over the period of Board service.

     The applicable 7,500-share limitation on the automatic grants to be made to each newly-elected or re-elected non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.C of Article One.

            B.  Exercise Price. The exercise price per share of each automatic
                --------------
option grant made under this Article Three shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

            C.  Payment.
                -------

                The exercise price shall be payable in one of the alternative forms specified below:

                     (i) full payment in cash or check made payable to the Company's order; or

                     (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

                     (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company's order; or

                     (iv) full payment through a sale and remittance procedure pursuant to which the non-employee Board member shall provide irrevocable written directives to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall concurrently provide written instructions to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

            For purposes of this subparagraph, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of Section I.A.3 of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

            D. Option Term. Each automatic grant under this Article Three shall
               -----------
have a maximum term of ten (10) years measured from the automatic grant date.

            E. Exercisability. Each automatic grant shall become exercisable in
               --------------
a series of three (3) equal annual installments over the optionee's period of service on the Board, with the first such installment to become exercisable one
(1) year after the automatic grant date. The option shall not become exercisable for any additional option shares following the optionee's cessation of Board service for any reason.

            F.  Non-Transferability.  During the lifetime of the optionee, each
                -------------------
automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee other than a transfer of the option effected by will or by the laws of descent and distribution following optionee's death.

            G.  Effect of Termination of Board Membership.
                -----------------------------------------

                  1. Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants under this Article Three, then such optionee shall have a six (6) month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

                  2. Should the optionee die while serving as a member of the Board or within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the optionee's death. However, each such automatic option grant shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Board service, with respect to any option shares for which it is not otherwise at such time exercisable.

                  3. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)- year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the optionee's cessation of Board service.

            H.  Stockholder Rights. The holder of an automatic option grant
                ------------------
under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

            I.  Remaining Terms.  The remaining terms and conditions of each
                ---------------
automatic option grant shall be as set forth in the prototype Non-statutory Stock Option Agreement attached as Exhibit A to the Plan.

       XV.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER
            ----------------------------------------------------------

            A. In the event of any of the following stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):

                  (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                  (ii) the sale, transfer or disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

                  (iii) any reverse merger in which the Company is the surviving entity but in which the holders of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (as measured immediately prior to such merger) transfer ownership of those securities to person or persons not otherwise part of the transferor group, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

            B. In connection with any Change in Control of the Company, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

                  (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

                  (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

            C. Upon the occurrence of a Hostile Take-Over, each non-employee Board member holding an automatic option grant under this Article Three shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender such option in return for a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date. At the time of each Article Three option grant, the Board shall concurrently pre-approve any subsequent surrender of that option in accordance with the provisions of this Section III.C, and no additional approval of the Board or any Plan Administrator shall accordingly be required at the time of the actual option surrender and cash distribution.

            D. For purposes of this Section III, the following definitions shall be in effect:

               A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

               The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the option surrender date, as determined pursuant to the valuation provisions of Section I.A.3 of Article Two, or (b) the highest reported price per share paid by the tender offeror in effecting such Hostile Take-Over.

            E. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall not be available for subsequent issuance under this Plan.

            F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                 ARTICLE FOUR

                                 MISCELLANEOUS
                                 -------------

       XVI.   AMENDMENT OF THE PLAN
              ---------------------

            The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however,
                                                            --------
that no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, amendments to the Plan shall be subject to stockholder approval to the extent required under applicable law or regulation.

       XVII.  TAX WITHHOLDING
              ---------------

            A. The Company's obligation to deliver shares of Common Stock or cash upon the exercise of stock options or stock appreciation rights granted under the Discretionary Option Grant Program shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

               B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section II of Article Four and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of non-statutory options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of the Company's Common Stock in satisfaction of all or part of the Federal, State and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares(the "Taxes"). Such right may be provided to any such option holder in either or both of the following formats:

               1. Stock Withholding: The holder of the non-statutory option or
                  -----------------
unvested shares may be provided with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate fair market value not to exceed one hundred percent (100%) of the applicable Taxes.

               2. Stock Delivery: The Plan Administrator may, in its
                  --------------
discretion, provide the holder of the non-statutory option or the unvested shares with the election to deliver to the Company, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the option holder) of the Taxes incurred in connection with such option exercise or share vesting.


       XVIII.  EFFECTIVE DATE AND TERM OF PLAN
               -------------------------------

               A. This Plan, as successor to the Company's 1983 Plan, became effective immediately upon approval by the Company's stockholders at the 1992 Special Stockholders Meeting.

               B. Each option issued and outstanding under the 1983 Plan immediately prior to the Effective Date of this Plan was incorporated into this Plan and treated as an outstanding option under this Plan, but each such option continued to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder or their exercise of outstanding stock appreciation rights thereunder.

            C. The Plan was amended and restated on November 12, 1997 to effect the following changes: (i) to decrease the number of shares of Common Stock for which options are to be granted upon the appointment or intital election of a non-employee Board member from 20,000 shares to 7,500 and (ii) to increase from 5,000 to 7,500 the number of shares of Common Stock for which options are to be granted on an annual basis to non-employee Board members who are also an officer or other executive of DowElanco LLC, the Company's majority shareholder, upon their re-election to the Board at each Annual Stockholders Meeting, beginning with the 1997 Annual Meeting. The November 1997 Restatement is subject to stockholder approval at the 1997 Annual Meeting, and no option grants made on the basis of the share increase included in this November 1997 Restatement shall become exercisable in whole or in part unless and until this November 1997 Restatement is approved by the stockholders. Should such stockholder approval not be obtained at the 1997 Annual Meeting, then each option grant made pursuant to the share increase included in this November 1997 Restatement shall terminate and cease to remain outstanding, and no further option grants shall be made on the basis of that share increase. However, the provisions of the Plan as in effect immediately prior to the amendments effected by this November 1997 Restatement shall automatically be reinstated, and option grants may thereafter continue to be made pursuant to the reinstated provisions of the Plan. All option grants made prior to this November 1997 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in this November 1997 Restatement shall be deemed to modify or in any way affect those outstanding options. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

            D. Unless sooner terminated in accordance with Section III of Article Two and Section III of Article Three, the Plan shall terminate upon the earlier of (i) December 31, 2002 or (ii) the date on which all shares available
-------
for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

            E. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option so granted is not to become exercisable, in whole
          --------
or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

       XIX. USE OF PROCEEDS
            ---------------

            Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

       XX.  REGULATORY APPROVALS
            --------------------

            The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

       XXI. NO EMPLOYMENT/SERVICE RIGHTS
            ----------------------------

            Neither the action of the Company in establishing this Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

PROXY

                              MYCOGEN CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael W. Sund, the Secretary of the Company, as proxy, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Mycogen Corporation to be held on Thursday, January 8, 1998, or at any adjournment(s) thereof, as specified on the reverse side, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournment(s) thereof.


                    (Please sign and date on reverse side)

1997 HIGHLIGHTS
                                  DETACH HERE
                                                                            MYCF
                                                                            ----

Major Seed Acquisition - Early in fiscal 1997, Mycogen made a major addition to its corn and oilseed commercialization platform with the acquisition of Morgan Seeds, Argentina's second-leading marketer of seed corn and third-leading marketer of sunflower seed, and an exporter of seed products to several other South American countries.

Disease Resistance Technology - In November 1997, Mycogen obtained exclusive worldwide rights for synthetic peptide technology for development of plant disease resistant varieties of several major crops.

Edible Vaccines - In October 1997, Mycogen entered into license agreements with Washington University, St. Louis, Mo., for exclusive commercial rights to human and animal health applications of technology to genetically alter plants to produce and deliver edible vaccines.

[X]  Please mark votes as in this example.

Unless otherwise specified by the undersigned this proxy will be voted in the manner directed below, but if no contrary direction is made, it will be voted FOR the director nominees listed below, and by the proxyholder at his or her discretion as to any other matters properly transacted at the Annual Meeting or any adjournment(s) thereof.


1.  Election of Directors

NOMINEES: Carlton J. Eibl, Perry J. Gehring, Nickolas D. Hein, Louis W. Pribila, William C. Schmidt, and G. William Tolbert

     FOR [_]   WITHHELD [_]     MARK HERE IF YOU PLAN
                                TO ATTEND THE MEETING [_]

                                MARK HERE FOR ADDRESS
                                CHANGE AND NOTE BELOW [_]

[_]
   -------------------------------------
   For all nominees except as noted above.


2. To approve the amendment to the Company's Articles of Incorporation to increase the total authorized number of shares from 45,000,000 to 55,000,000.

     FOR [_]    AGAINST [_]    ABSTAIN [_]


3. To approve two amendments to the Company's 1992 Stock Option Plan: (i) a reduction in the initial automatic stock option grant to a non-employee Director from 20,000 shares to 7,500 shares, and (ii) to provide that all non-employee Directors be entitled to a grant of 7,500 shares.

     FOR [_]    AGAINST [_]    ABSTAIN [_]


4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending August 31, 1998.

     FOR [_]    AGAINST [_]    ABSTAIN [_]


5. The undersigned confers upon the proxy hereby appointed discretion to transact any other business which may properly come before the Meeting or any adjournment(s) thereof.

Please sign exactly as name appears on your stock certificates. If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such and if signing for an organization, give your title. When shares are in the names of more than one person, each should sign.

Signature:                        Date:
          ----------------------       --------------

Signature:                        Date:
          ----------------------       --------------